UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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Mendocino Brewing Company, Inc.

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MENDOCINO BREWING COMPANY, INC.

1601 Airport Road

Ukiah, California 95482

(800) 733-3871

_________________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on Thursday, January 24, 2013.

_________________________________

NOTICE IS HEREBY GIVEN that the 2012 Annual Meeting of the Shareholders (the “Annual Meeting”) of Mendocino Brewing Company, Inc., a California corporation (the “Company”), will be held at 3:00 p.m., Pacific Time, on Thursday, January 24, 2013, at the Company’s Ale House located at Park Falls Plaza, Suite A3, 1252 Airport Park Boulevard, Ukiah, California, 95482 for the following purposes:

1.	To elect seven (7) directors of the Company, each to hold office until the next Annual Meeting of Shareholders or until his successor has been duly elected and qualified or until his earlier resignation or removal. The Company’s Board of Directors has nominated the following candidates: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh, all of whom are currently members of the Company’s Board of Directors.

2.	To approve the Amended and Restated Director’s Compensation Plan for non-employee members of the Company’s Board of Directors (the “Amended and Restated Directors’ Compensation Plan”), which modifies the amount of fixed annual retainers and discretionary annual bonuses for such non-employee directors.

3.	To conduct an advisory vote on named executive officer compensation.

4.	To conduct an advisory vote on the frequency of holding future shareholder advisory votes on named executive officer compensation.

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The close of business on November 30, 2012 is the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

To help us in planning for the Annual Meeting, please mark the appropriate box on the accompanying proxy if you plan to attend. PLEASE NOTE THAT THE ENCLOSED PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

By Order of the Board of Directors,

Ukiah, California	Mahadevan Narayanan
December 19, 2012	Corporate Secretary

MENDOCINO BREWING COMPANY, INC.

1601 Airport Road

Ukiah, California 95482

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, JANUARY 24, 2013

INTRODUCTION

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Mendocino Brewing Company, Inc., a California corporation (the “Company” or “MBC”), for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 3:00 p.m., Pacific Time, on Thursday, January 24, 2013, or at any adjournment or postponements thereof. The Annual Meeting will be held at the Company’s Ale House located at Park Falls Plaza, Suite A3, 1252 Airport Park Boulevard, Ukiah, California 95842. The Company intends to mail this Proxy Statement and accompanying proxy card on or about December 24, 2012 to shareholders entitled to vote at the Annual Meeting. The mailing address of the principal executive offices of the Company is: 1601 Airport Road, Ukiah, California 95482, and its telephone number is: (800) 733-3871.

Matters for Consideration at the Annual Meeting

At the Annual Meeting, the shareholders of the Company will be asked to consider and to vote upon the following:

Proposal No. 1: To elect seven (7) directors of the Company, each to hold office until the next Annual Meeting of Shareholders or until his successor has been duly elected and qualified or until his earlier resignation or removal. The Board of Directors has nominated the following candidates: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh, all of whom are currently members of the Board.

Proposal No. 2: To approve the Amended and Restated Directors’ Compensation Plan for the non- employee members of the Company’s Board (the “Amended and Restated Directors’ Compensation Plan”), which modifies the amount of fixed annual retainers and discretionary annual bonuses for such non-employee directors.

Proposal No. 3: To conduct an advisory vote on named executive officer compensation.

Proposal No. 4: To conduct an advisory vote on the frequency of holding future shareholder advisory votes on named executive officer compensation.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” SUCH PROPOSALS.

GENERAL INFORMATION

Persons Making the Solicitation

This solicitation of proxies is being made by the Company’s Board. The expenses of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of proxies for the Annual Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company may solicit proxies personally or by telephone, without receiving special compensation therefor. The Company will reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding these proxy materials to shareholders whose stock in the Company is held of record by such entities.

Voting Securities of the Company

Information about Voting

Shareholders of record as of the Record Date (as defined below) may vote in person at the Annual Meeting or by proxy.

All properly executed proxies delivered by shareholders of record as of the Record Date pursuant to this solicitation and not previously revoked will be voted at the Annual Meeting in accordance with the directions given; alternatively, shareholders may attend the Annual Meeting and vote their shares in person. The Company recommends that shareholders planning to attend the Annual Meeting submit proxies so that such shareholders’ votes will be counted if they later decide not to attend the Annual Meeting. Proxies which are executed and returned to the Company without contrary instructions will be voted “FOR” the election of each of the Board’s seven (7) nominees for election to the Board (Proposal No. 1); “FOR” the approval of the Amended and Restated Directors’ Compensation Plan (Proposal No. 2); “FOR” the approval of the Company’s named executive officer compensation as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement (Proposal No. 3) and “FOR” a frequency of three years for future non-binding shareholder advisory votes on executive officer compensation (Proposal No. 4). If other matters are properly presented for voting at the Annual Meeting, the proxy holders will vote on such matters in their discretion.

Outstanding Shares; Record Date. Only shareholders of record at the close of business on November 30, 2012 (the “Record Date”) are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 12,611,133 shares of the Company’s common stock (the “Common Stock”) were issued and outstanding.

Voting Generally.

Holders of Common Stock. On any matter submitted to the vote of the shareholders, other than the election of directors, each holder of Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the Company’s books as of the Record Date. With respect to the special rules relating to the election of directors, please see below under the captions “Election of Directors” and “Cumulative Voting.”

Holders of Series A Preferred Stock. The Company’s 227,600 shares of Series A Preferred Stock do not have voting rights, except to the extent required by law, and accordingly the holders of the Series A Preferred Stock will not have the right to vote on any matters scheduled to come before the Annual Meeting.

Voting Procedures. Holders of the Company’s Common Stock may vote in favor of or against any of the proposals by specifying their choice as indicated on the enclosed proxy card. If no specific instructions are given with respect to any proposal, the shares represented by any signed proxy will be voted “FOR” that proposal. If a shareholder wishes to do so, he or she may also attend the Annual Meeting in person, and either submit a signed proxy card at that time or vote by ballot at the Annual Meeting.

Votes Required for Approval. Directors of the Company will be elected (Proposal No. 1) by the vote of a plurality of the shares of Common Stock which are present in person or by proxy at the Annual Meeting, as discussed below under the heading “Election of Directors.” A plurality means that the nominees receiving the largest number of votes cast will be elected. Pursuant to NYSE Rule 452, brokers that do not receive specific voting instructions from the beneficial owners of the shares will not be permitted to use such broker’s discretion in voting in uncontested directors’ elections and such shares will be deemed broker non-votes. Broker non-votes and votes withheld could have an indirect effect on the outcome of the election of directors, since they will enable a smaller number of votes to determine the outcome of the election.

The approval of the Amended and Restated Directors’ Compensation Plan (Proposal No. 2) will require only the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and voting in person or by proxy at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). Abstentions have the same effect as negative votes on this proposal because they represent votes that are present but not cast.

The proposal regarding the compensation paid to executive officers during 2011 (Proposal No. 3) will require only the affirmative vote of the holders of a majority of the shares of Common Stock of the Company represented and voting in person or by proxy at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum). Because the shareholder vote is advisory only, it will not be binding on the Company’s or on our Board. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Shareholders may choose one of four options regarding the frequency of future advisory votes on executive compensation (Proposal No. 4) – every one year, two years, or three years, or to abstain from voting. Broker non-votes and abstentions from voting on this proposal will have no effect on the outcome of the proposal. Because the shareholder vote is advisory only, it will not be binding on the Company or on our Board. However, the Board will review the voting results and take them into consideration when determining the frequency of the advisory vote on executive compensation.

Election of Directors. With respect to the election of directors, shareholders may vote “FOR” all or some of the nominees or may vote “WITHHOLD” with respect to one or more of the nominees, by following the instructions on the enclosed proxy card. Directors will be elected by a plurality of the votes cast by the holders of the Company’s Common Stock, voting in person or by proxy at the Annual Meeting.

A shareholder may choose to withhold from the proxy holders the authority to vote for any of the individual candidates nominated by the Board, by marking the appropriate box on the proxy card. In that event, the proxy holders will not cast any of the shareholder’s votes for candidate(s) whose name(s) have been so indicated, whether or not cumulative voting is called for at the Annual Meeting, but they will retain the authority to vote for the candidates nominated by the Board whose names have not been so indicated, and for any other candidates who may be properly nominated at the Annual Meeting. If a shareholder wishes to specify the manner in which his or her votes are allocated in the event of cumulative voting, then he or she must appear and vote in person at the Annual Meeting. Ballots will be available at the Annual Meeting for persons desiring to vote in person. All votes will be tabulated by the inspector of elections who will act as the tabulating agent for the Annual Meeting.

Cumulative Voting. Solely in connection with the election of directors, shares may be voted cumulatively, but only for persons whose names have been placed in nomination prior to the voting for election of directors and only if a shareholder present at the Annual Meeting gives written notice at the Annual Meeting to the chairman of the meeting, prior to the vote, of his or her intention to vote cumulatively. (Notice of intention to vote cumulatively may not be given by simply marking and returning a proxy.) If any shareholder of the Company gives such notice, then all shareholders eligible to vote will be entitled to cumulate their votes in voting for the election of the directors. Cumulative voting allows a shareholder to cast a number of votes equal to the number of shares held in his or her name as of the Record Date, multiplied by the number of directors to be elected. All of these votes may be cast for any one nominee, or they may be distributed among as many nominees as the shareholder chooses. The nominees receiving the highest number of votes, up to the number of places to be filled, shall be elected.

If one of the Company’s shareholders gives notice of intention to vote cumulatively, the persons holding the proxies solicited by the Board will exercise their cumulative voting rights, at their discretion, to vote the shares they hold in such a way as to ensure the election of as many of the Board’s nominees as they deem possible.

Under the California General Corporation Law, cumulative voting may not be used in connection with any matter other than the election of directors.

Quorum. The presence at the Annual Meeting of the persons entitled to vote a majority of the voting shares of the Company, either in person or by proxy, will constitute a quorum for purposes of transacting business at the Annual Meeting. If a quorum is not present at the time the Annual Meeting is convened, or if for any other reason the Company believes that additional time should be allowed for the solicitation of proxies or consideration of the issues raised at the Annual Meeting, the Annual Meeting may be adjourned by the vote of a majority of the shares represented either in person or by proxy. The persons appointed as proxy in the enclosed form of proxy will vote all shares for which such persons have voting authority in favor of such adjournment.

Votes Cast at the Annual Meetings. The inspector of elections shall be appointed at the Annual Meeting in order to receive and tabulate any votes cast at that time. The inspector of elections will separately tabulate affirmative and negative votes, abstentions, withheld votes and broker non-votes,

Solicitation of Proxies

The expense of soliciting proxies (in the form accompanying this Proxy Statement) will be paid by the Company. Following the original mailing of the proxies and other soliciting materials, the Company and/or its agents may also solicit proxies by mail, telephone or facsimile, or in person. The Company will request that brokers, custodians, nominees, and other record holders of the Company’s Common Stock forward copies of the proxy and other soliciting materials to persons for whom they hold such shares and request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A form of proxy for voting your shares at the Annual Meeting is enclosed. Any shareholder who executes and delivers such a proxy has the right to, and may, revoke it at any time before it is exercised by filing with the Secretary of the Company, at Mendocino Brewing Company, Inc., 1601 Airport Road, Ukiah, CA 95482, a written notice of revocation or a duly executed proxy bearing a later date. In addition, any proxy may be revoked if the shareholder attends the Annual Meeting and votes in person. Attendance at the Annual Meeting will not, by itself, automatically revoke a proxy.

Market Listing

Our Common Stock is quoted for trading on the OTCQB tier of the OTC Markets under the symbol “MENB”.

Forward Looking Statements Regarding the Company

Certain information contained in this Proxy Statement which does not relate to historical financial information may be deemed to constitute forward looking statements. The words or phrases “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “believe,” “intend,” “plan,” “budget,” or similar expressions identify “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. This Proxy Statement contains certain forward-looking statements with respect to the plans, objectives, future performance, and business of the Company. Because such statements are subject to risks and uncertainties, actual results may differ materially from historical results and those presently anticipated or projected. The Company’s shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Proxy Statement. The Company does not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

Available Information

The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and in accordance therewith periodically files reports, proxy statements, and other information with the Securities and Exchange Commission (the “Commission”). Such reports, proxy statements and other information can be inspected and copies can be made or obtained at or by writing to the public reference facilities of the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Such material may also be accessed electronically through the Company’s filings on EDGAR on the Commission’s internet website (http://www.sec.gov).

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 24, 2013. The Company’s Proxy Statement dated December 19, 2012 and Annual Report for the fiscal year ended December 31, 2011 are available electronically at http://viewproxy.com/mendobrew/2012/ProxyStatement2012-10KReport2011.pdf.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

At the Annual Meeting, shareholders will elect directors to hold office until the next Annual Meeting of Shareholders when their respective successors have been duly elected and qualified, or until a director’s earlier resignation or removal. Under the Company’s Bylaws, the Company’s Board shall be composed of between five (5) and nine (9) members, with the exact number within that range being determined by the Board of Directors. At present, the Board has set the number of directors at seven (7).

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board unless the proxy is marked to withhold authority to vote for any specific nominee. If any nominee for any reason is unable to serve, or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director of the Company.

Nominees for Director

The entire Board acts as the nominating committee in the director nominee selection process. The Board has nominated seven (7) individuals to serve as directors of the Company until the next Annual Meeting when the director’s successor has been duly elected and qualified or until his earlier resignation or removal, all of whom are current members of the Board. The Board ’s nominees are: Scott R. Heldfond, H. Michael Laybourn, Dr. Vijay Mallya, Jerome G. Merchant, Sury Rao Palamand, Kent D. Price, and Yashpal Singh, all of whom are currently members of the Board. As of the date of this Proxy Statement, no other names have been placed in nomination for consideration by the shareholders at the Annual Meeting.

The Board has not adopted a charter or any other set of rules with respect to the nominating process. While the Board would carefully consider the nomination of any candidate for director who may be recommended by the Company’s shareholders, due to the lack of such nominations in the past, the Board does not believe it necessary at this time to adopt a formal policy relating to director nominations. Similarly, the Board has not adopted any specific minimum qualifications for candidates for election as director or identified any specific qualities or skills that such candidates should possess and rather has assessed candidates based on their individual specific skill sets and relevant experience which may benefit the Company. Despite the fact that historically there has been a lack of shareholder nominations for nominees to the Board, the Board would assess any such shareholder nominee based on his/her specific skill set and relevant experience, as the Board currently assesses its nominees. Although there is no formal written diversity policy in place, the Board considers each individual nominee’s differing experiences and backgrounds in assessing director nominees. Any shareholder wishing to submit a recommendation for a nominee to the Board should follow the procedures set forth herein under the captions “Shareholder Communications With the Board of Directors” and “Shareholder Proposals to be Presented at the Next Annual Meeting”.

Directors and Executive Officers of the Company

The following table sets forth the name, approximate age as of December 19, 2012, position and term of office with the Company for the executive officers as well as the nominees for directors (each of whom is also currently a director of the Company).

Name	Age	Position(s)	Director Since
Scott R. Heldfond * +	67	Director	2005
Michael Laybourn +	74	Director	1993
Vijay Mallya, Ph.D.	57	Director and Chairman of the Board	1997
Jerome G. Merchant *	51	Director	1997
Mahadevan Narayanan	54	Chief Financial Officer and Secretary	N/A (Officer since 2001)
Sury Rao Palamand, Ph.D.	82	Director	1998
Kent D. Price *+	69	Director	1998
Yashpal Singh	66	Director, President and Chief Executive Officer	1997

______________

*	Member of the Audit/Finance Committee.
+	Member of the Compensation Committee.

Business Experience

The material occupations, positions, offices or employments for at least the past five (5) years of each current director, each of the Board’s nominees for director and the Company’s executive officers are set forth below.

Mr. Scott Heldfond joined the Board in January 2005. He was a Director of NASDAQ Insurance Group, LLC, a national insurance brokerage and consulting firm owned by the NASDAQ Stock Market prior to the firm’s sale to Aon Risk Services in 2009. Mr. Heldfond currently services as a Director at Aon Risk Services. Mr. Heldfond has also served as the Managing Partner of eSEED Capital, LLC, a technology-focused merchant banking firm since 1999. He also served as President and Chief Executive Officer of Frank Crystal & Co. of California, a New York-based insurance brokerage firm from 1995 to 1999, as Chairman of Hales Capital LLC, an investment banking firm from 1994 to February 1997 and as President of AON Real Estate & Investments. Mr. Heldfond also served as a Director of HomeGain, Inc. (later sold to Classified Ventures), a private venture backed company and currently serves as a Director of UBICS Inc., a NASDAQ traded firm that provides information technology staffing and solutions for domestic and international businesses. Mr. Heldfond also served as a Director of Galoob Toys, which was the third largest toy manufacturer before its sale to Hasbro. Mr. Heldfond holds an undergraduate degree from the University of California, Berkeley and a J.D. from the University of San Francisco Law School. He is a Mayoral appointed Commissioner of the Health Services Commission of the City and County of San Francisco. In addition, he serves as an advisor to or on the board of directors of a number of local, statewide, and national charitable and community service organizations. Mr. Heldfond is the retired Honorary Consul General to the United States for the Republic of Rwanda. Mr. Heldfond’s expertise in risk management and insurance matters, in particular, led to his selection as a member of the Board.

H. Michael Laybourn, co-founder of the Company, served as the Company’s President from its inception in 1983 through December 1999, and as its Chief Executive Officer from inception through October 1997. Mr. Laybourn was elected as a director of the Company in November 1993 when the Company began the process of converting from a limited partnership to a corporation and served as the Company’s Chairman of the Board from June 1994 through October 1997. Mr. Laybourn is a former Vice President of the California Small Brewers Association and a former Chairman of the board of directors of the Brewers Association of America. Mr. Laybourn holds a Bachelor of Fine Arts degree from Arizona State University. Mr. Laybourn’s expertise in craft brewing, in particular, led to his selection as a member of the Board.

Dr. Vijay Mallya, Ph.D., became the Company’s Chairman of the Board in October 1997 and was MBC’s Chief Executive Officer until January 2005. Dr. Mallya is a well known industrialist and the Chairman of UBICS, Inc., United Breweries Limited, United Spirits Limited, Whyte & Makay Limited, United Breweries (Holdings) Limited (which is the indirect beneficial owner of two of MBC’s largest shareholders (United Breweries of America, Inc. and Inversiones Mirabel S.A.)), Kingfisher Airlines Limited, UB Engineering Limited, Mangalore Chemicals and Fertilizers Ltd., and other affiliated companies (collectively the “UB Group”). The UB Group is comprised of businesses in the following sectors: alcoholic beverages, life sciences, engineering, agrochemicals, information technology, fertilizers, print media, civil aviation and infrastructure development. United Breweries Limited and United Spirits Limited are two of Asia’s leading beer and spirits companies. Dr. Mallya is also a keen sportsman and an ardent aviator and yachtsman. He participates and supports several sporting activities worldwide, including the Force India F1 Formula One Motor Racing Team, the United East Bengal Football Team and the United Mohun Bagan Football Team. He also sits on the boards and committees of several foreign companies and organizations including companies comprising the UB Group, The Institute of Economic Studies (India), the Federation of the Indian Chamber of Commerce and Industries and Motorsports Association of India. Dr. Mallya has been the recipient of many prestigious awards and accolades, including being nominated to the Global Leaders of Tomorrow by the World Economic Forum, receiving the Légion d’ Honneur from the Government of France in 2008 and the Outstanding Business Leader Award from the Associated Chambers of Commerce and Industry of India in 2009. Dr. Mallya was recently elected to serve as a member of the Upper House of the Indian Parliament for the second time. Dr. Mallya holds a Bachelor of Commerce degree from the University of Calcutta in India and an honorary Doctorate in Business Administration from California Southern University, Santa Ana. Dr. Mallya’s knowledge and expertise in the global alcoholic beverage industry was significant in his selection as a member of the Board as well as his appointment as Chairman of the Board.

Jerome G. Merchant became a director of the Company in October 1997 and was Chief Financial Officer of the Company from November 1997 to October 1998. Mr. Merchant served as the Strategic Planning Consultant to the Chairman’s Office of the Company from July 1996 until January 2007. Mr. Merchant is a Managing Director with Kinetic Advisors, LLC a boutique mid-market investment advisory company. He has over 20 years of experience in investment banking and capital raising transactions. Previously, he held executive positions at McGladrey Capital Markets, Citigroup and MetLife Investors. Mr. Merchant has advised the investment division and clients of Citibank and Smith Barney, amongst others. In executive and strategic planning capacities, he has advised public and private companies and institutional and high-net worth investors. Between April 1993 and December 2003, Mr. Merchant served in various senior capacities for Cal Fed Investments, a wholly owned subsidiary of Cal Fed Bank. Previously, Mr. Merchant directed west coast capital raising for a private equity group focused on equity oriented management buyouts and strategic acquisitions. He received his B.S. degree in Managerial Economics-Finance from the University of California, Davis. Mr. Merchant’s expertise in capital raising and financial markets contributed to his selection as a member of the Board.

Mahadevan Narayanan joined the Company in 2001 as Secretary and Chief Financial Officer. Before joining the Company, Mr. Narayanan served the UB Group (including affiliates of the Company) in India for 17 years as part of the management team in various financial and accounting capacities. Prior to joining the Company, Mahadevan Narayanan was employed as Senior Manager of Accounting Services of Herbertsons Ltd. for six years. He holds a Bachelor of Science degree in Mathematics from Madurai Kamaraj University in India and is an Associate member of the Institute of Chartered Accountants of India.

Sury Rao Palamand became a director of MBC in January 1998. Dr. Palamand is a director and partner of Summit Products, Inc., a beverage development and consulting company serving the food and beverage industry. He is also a director and partner in the Historic Lemp Brewery and is involved in the development of microbreweries and brewpubs, and in the restoration of historic buildings. Dr. Palamand has over 40 years of experience in the brewing industry and has published numerous scientific and technical papers on beer and other fermented beverages in various technical journals in the United States and abroad. He is an associate member of the Institute of Brewing, London and is a member of several brewing organizations in the United States. In addition, Dr. Palamand possesses technical and technological expertise in wine making as well as in the development of soft drinks. Prior to joining the Company as a director, Dr. Palamand served as Director of Beer and New Beverage Development at Anheuser-Busch Companies, Inc. Dr. Palamand holds a Bachelor of Science degree from the University of Mysore, India, a Master of Science degree in Applied Chemistry from the University of Bombay, India and a Masters degree in Food Microbiology and a Ph.D. degree in Food and Flavor technology from Ohio State University, Columbus, Ohio. Dr. Palamand is listed in the MARQUIS WHO’S WHO in America and in the WHO’S WHO in the Midwest. In particular, Mr. Palamand’s technical expertise in fermented beverages was an important criteria in his selection as a member of the Board.

Kent D. Price became a director in January 1998. Mr. Price is a founder and President of Parker Price Venture Capital. Mr. Price is a member of the board of directors of the University of Montana and a member of its Investment Committee. Mr. Price is the chairman of Fluid Inc., a technology enhanced service company that is a leader in the development of eCommerce sites. Mr. Price has extensive operational experience, including as Chief Executive Officer of The Chloride Group, a global battery company, Chief Executive Officer of the Bank of San Francisco, General Manager of Banking, Finance and Securities Group at IBM, Chief Financial Officer at the Bank of New England, Executive Vice President of the Bank of America and a senior officer at Citibank. He has lived and worked in England, Germany, Ireland, Nigeria, Ivory Coast, Taiwan, Hong Kong, Japan and Singapore as well as the United States. He has served on various boards of directors of companies based in the UK, India, South Africa, Hong Kong, Taiwan, China and the United States. Mr. Price currently serves on the board of directors of UBICS (a NASDAQ listed company). Mr. Price was a Rhodes Scholar at Oxford University, attended the University of Montana, the University of California, Los Angeles and Harvard Business School. Mr. Price served as a Captain in the United States Air Force. Mr. Price’s banking and financial expertise was important in his selection as a member of the Board.

Yashpal Singh became a director of MBC in October 1997 and served as the Company’s Executive Vice President and Chief Operating Officer beginning in April 1998. Mr. Singh became the Company’s President in January 2000 and its Chief Executive Officer in January 2005. From May 1997 to March 1998, Mr. Singh served as Executive Vice-President- Operations for UBA, one of MBC’s major shareholders. Between 1964 and 1990, Mr. Singh served in various capacities including as Head Brewer and Chief Executive Officer of a large alcoholic beverage corporation in India. Between 1990 and 1997, Mr. Singh also served as Senior Vice President-Operations for United Breweries Ltd., an Indian corporation, where he was responsible for the operations of 12 breweries, the establishment of new green-field projects, and technical and operational evaluations of potential acquisition opportunities worldwide. Mr. Singh has over 47 years of varied experience in the brewing industry. Mr. Singh holds a Bachelor’s degree in Science from Punjab University in India, a Diploma in Brewing from the Institute of Brewing and Distilling in London and has extensive training in the fields of Brewing, Malting, and Mineral Water Technology. Mr. Singh is an Associate member of the Institute of Brewing, London, a member of the Master Brewers Association of America, and was a former executive member of the Managing Committee of the All India Brewer’s Association. Mr. Singh’s long standing technical and management expertise in brewing led to his selection as a member of the Board.

Corporate Governance

Director Independence

The Board has determined that the following directors qualify as “independent” in accordance with the published listing requirements of NASDAQ: Mr. Heldfond, Mr. Laybourn, Mr. Palamand, Mr. Merchant and Mr. Price. Mr. Singh is not “independent” because he is an employee of the Company. Dr. Mallya is not “independent” since he has received payments in excess of the applicable threshold from the Company during the last three (3) years. Prior to 2007, Mr. Merchant had provided certain consulting services to the Company, however, given the timing and nature of such services as well as the amount of compensation provided in relation thereto, the Board has determined that Mr. Merchant meets the criteria for being an “independent” director.

The NASDAQ rules contain both objective tests and a subjective test for determining who is an “independent” director. The objective tests provide that a director is not considered independent if he (i) is an employee of the Company (or a parent or subsidiary) (or has been in the past three (3) years); (ii) has accepted (or a family member has accepted) compensation from the Company in excess of $120,000 during any period of twelve (12) consecutive months within the preceding three (3) year period (subject to certain exceptions); (iii) has a family member that was employed as an executive officer of the Company (or a parent or subsidiary) during the past three (3) years; (iv) is (or has a family member who is) a controlling shareholder or an executive officer of an organization to which the Company made or received payments in the current year or at any time during the past three (3) years that exceed the greater of (a) five percent (5%) of the recipient’s consolidated gross revenues or (b) $200,000 for that year; (v) is (or has a family member who is) employed as an executive officer of another entity where at any time during the past three (3) years any of the executive officers of the Company serve on the compensation committee of such other entity; or (vi) is (or has a family member who is) a current partner of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three (3) years. The subjective test is based on the standard that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Leadership Structure

Since January 2005, the Company has separated the roles of its Chairman of the Board and Chief Executive Officer. From 1997 until January 2005, Dr. Vijay Mallya served as both the Chief Executive Officer as well as Chairman of the Board of the Company. The Board of Directors believes that the separation of the roles of Chief Executive Officer and Chairman of the Board provides the Company with additional processes, controls and oversights that facilitate the functioning of the Board and its decision-making in the best interests of the Company and its shareholders. In addition, the separation of the roles of Chairman and Chief Executive Officer permit the holders of such offices to focus on the fundamental duties and specialized nature of the respective office. The Company’s Chairman, Dr. Vijay Mallya, works together with the Chief Executive Officer and the Board to develop the Company’s strategic goals, acts as an international brand ambassador and presides over the Board meetings at which he is present. The Company’s Chief Executive Officer, Yashpal Singh, is responsible for the day-to-day oversight of the Company’s performance and the brewing operations as well as for the implementation of the Company’s strategic goals. The Board may review its leadership structure from time to time and implement any changes that it deems appropriate to respond to the needs of the Company.

Risk Oversight

The Audit/Finance Committee and Compensation Committee play key roles in the Board’s risk oversight function as the members of such committees are all non-employee directors. The committee system provides an independent level of protection with regards to the Company’s decision-making processes and an additional mechanism for the oversight of the Company’s risk management controls and procedures. The Board as a whole will continue to monitor the Company’s general and specific risks and implement risk management as it deems appropriate or necessary.

Board of Directors’ Meetings and Committees

During the fiscal year ended December 31, 2011, the Board held two meetings, the Audit/Finance Committee held four meetings and the Compensation Committee held one meeting. No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and any committees of which such director was a member.

Directors are encouraged to attend the Annual Meeting. At the 2011 Annual Meeting of Shareholders, all members of the Board were in attendance.

Listed below are the committees of the Board, along with the names of the directors who served as members of each committee during 2011.

Audit/Finance Committee. The Board has a standing Audit/Finance Committee. Messrs. Price (Chairman), Merchant, and Heldfond serve as the members of the Audit/Finance Committee (established in accordance with Section 3(a)(58)(A) of the Exchange Act). The Audit/Finance Committee met four times during fiscal year 2011. The Audit/Finance Committee reviews, acts on, and reports to the Board with respect to various auditing, accounting and finance matters, including the selection of the Company’s auditors, the scope of the annual audits, the fees to be paid to the auditors, the performance of the Company’s auditors, and the accounting practices of the Company. In the judgment of MBC’s Board, the members of the Audit/Finance Committee are “independent,” as that term is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules and also meet the additional criteria for independence of audit committee members set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that Mr. Price qualifies as an “audit committee financial expert” under SEC rules.

Nominating Committee. Due to its limited size, the Board does not have a nominating committee or a committee performing similar functions. Instead, all of the members of the Board participate in the director nomination process. As discussed above, Mr. Singh and Dr. Mallya may not meet the criteria to qualify as “independent” under the rules of NASDAQ or under the applicable rules of the other national securities exchanges.

Compensation Committee. Messrs. Heldfond (Chairman), Price, and Laybourn served on MBC’s Compensation Committee for the fiscal year ended December 31, 2011. The Compensation Committee considers all matters of compensation with respect to the Company’s Chief Executive Officer, President, any Vice President, and any other senior executive, and makes recommendations to the Board regarding the compensation of such persons. The Compensation Committee also makes determinations with respect to the granting of stock awards to directors who are also employees of MBC. The Compensation Committee held one meeting during the year 2011.

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee determines and administers the compensation of the Company’s executive officers. The Compensation Committee reviews and determines all components of the executive officers’ compensation, including making individual compensation decisions and reviewing and revising compensation guidelines as appropriate. The Compensation Committee also consults with the Company’s Chief Executive Officer regarding revisions to the compensation of the Company’s Chief Financial Officer and other non-executive employees, as appropriate.

The Compensation Committee does not delegate its authority to other persons.

The Company has entered into an employment agreement with its Chief Executive Officer that sets forth the terms of his employment and provides for certain benefits.

Total compensation for the Company’s Chief Executive Officer and Chief Financial Officer consists of base salary, annual cash bonus payments, use of a company vehicle, vacation reimbursement, health benefits for such executive officers and their respective immediate dependent family members, and, with respect to the Chief Executive Officer only, life insurance benefits.

Elements of Compensation

The Company has structured its executive compensation packages to provide incentives for its current executive officers to relocate to the United States from India and to provide competitive compensation to retain experienced executive talent. In formulating, such compensation packages, the Company reviewed the executive officers’ respective previous compensation arrangements with their former employers in India in order to provide comparable packages.

Base Salary

The Compensation Committee determines the Company’s executive officers’ base salaries on an annual basis. Historically, approximately 25% of the cash compensation paid to the Chief Executive Officer and Chief Financial Officer, respectively, was paid in the form of a bonus rather than as salary. This policy was implemented due to the Company’s limited working capital during certain periods. However, since January 1, 2008, the Company has been opting to increase the executive officers’ annual base salary and reduce the discretionary bonus component to ten percent (10%). Given the present market value of the Company’s Common Stock and the Company’s financial situation, the Compensation Committee has currently opted not to base the Company’s executive officers’ compensation specifically on either the fair market value of the Company’s Common Stock or the Company’s financial performance or results of operations.

Annual Cash Bonus

As discussed above, the compensation packages for the Chief Executive Officer and the Chief Financial Officer provide for the payment of annual cash bonuses. Given the Company’s past working capital limitations, the Compensation Committee has historically determined that a percentage of the cash compensation of the executive officers would be in the form of annual cash bonuses that could be disbursed following the completion of the applicable fiscal year.

Perquisites and Personal Benefits

In addition to base salaries and annual bonuses, the total compensation of the Company’s Chief Executive Officer and Chief Financial Officer include perquisites and personal benefits. The types of perquisites and personal benefits awarded to the executive officers were determined when each such executive officer commenced employment with the Company and are substantially of the same nature as the perquisites provided to such executive officers by previous employers. The perquisites available to the executive officers consist of: the use of company vehicles, health care reimbursements for the executive officer and his immediate family, reimbursement of certain specified vacation expenses and life insurance policy benefits.

Equity Plans

The Company does not currently maintain any equity compensation plans for or provide any form of equity compensation to its executive officers.

Retirement Plans

On August 27, 2009, the Company entered into a Separation and Severance Agreement (the “Severance Agreement”) with the Company’s President and Chief Executive Officer, Yashpal Singh.

Pursuant to the terms of the Severance Agreement, upon Mr. Singh’s (i) termination of employment for Good Reason (as defined in the Severance Agreement), (ii) termination of employment at the end of the employment term, (iii) death, (iv) disability or (v) termination by the Company without Cause (as defined in the Severance Agreement), he shall be entitled to certain severance benefits and payments. In general, the severance payment will equal the product of (x) 2.5 times Mr. Singh’s average monthly base salary (calculated over the twelve (12) month period preceding the termination event), multiplied by (y) the number of years (on a pro-rated basis) Mr. Singh had been employed by the Company as of the Termination Date (as defined in the Severance Agreement); provided, however, that the severance payment may not exceed an amount equal to thirty (30) months of Mr. Singh’s average monthly base salary (calculated over the twelve (12) months preceding his Termination Date). In addition, the Company is required to pay for COBRA premiums for Mr. Singh and his spouse until the earlier of (i) the effective date on which he obtains comparable health insurance from a subsequent employer or (ii) eighteen (18) months following his Termination Date. Mr. Singh is also entitled to accrued salary, vacation time and benefits as set forth in Mr. Singh’s employment agreement (the “Employment Agreement”).

If Mr. Singh’s employment is terminated without Cause, in addition to the severance payment described above, he shall additionally receive either (i) 365 days prior written notice of termination or (ii) a lump sum payment equal to twelve (12) months of his base salary at the rate then in effect at the Termination Date (the “Notice Payment”).

In case of Mr. Singh’s resignation without Good Reason, he shall be entitled to accrued salary, vacation time and benefits set forth in the Employment Agreement but shall not be entitled to the severance payment or the Notice Payment.

If Mr. Singh is terminated by the Company for Cause, he shall be entitled to (i) accrued salary, vacation time and benefits as set forth in the Employment Agreement and (ii) if the Company does not provide Mr. Singh with at least twelve (12) months prior notice, the Notice Payment. Mr. Singh shall not be entitled to the severance payment in case of termination by the Company for Cause.

Payments due to Mr. Singh under the Severance Agreement shall be paid in equal installments by the Company over a 20 month period. The receipt of payments is contingent on Mr. Singh executing a release of claims for the benefit of the Company.

For purposes of illustrating the potential amounts payable to Mr. Singh under the Severance Agreement, assuming a termination date of December 31, 2011, Mr. Singh would have received the following approximate amounts of compensation for the applicable triggering event: termination by the Company for Cause ($235,000); completion of term of Employment Agreement ($587,500 plus COBRA payments); termination due to disability or death ($587,500 plus COBRA payments); termination by Mr. Singh for Good Reason ($587,500 plus COBRA payments); or termination by the Company without Cause ($822,500 plus COBRA payments).

Except for the Employment Agreement and Severance Agreement with Mr. Singh, the Company does not currently maintain any other retirement plans nor provide any post-retirement benefits to any employee or executive officer of the Company.

The Company does not currently have an employment agreement in place with its Chief Financial Officer, but may enter into an employment agreement with such executive officer in the future.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consists of Scott R. Heldfond, Kent D. Price and H. Michael Laybourn. Mr. Laybourn co-founded the Company and served as the Company’s President from its inception in 1982 through December 1999, and as its Chief Executive Officer from inception through October 1997.

Compensation Committee Report

The Compensation Committee, which is composed solely of independent members of the Board, assists the Board in fulfilling its responsibilities with regard to compensation matters and is responsible for determining the compensation of the Company’s executive officers. The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this Proxy Statement with management, including our Chief Executive Officer, Yashpal Singh, and our Chief Financial Officer, Mahadevan Narayanan. Based on this review and discussion, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” section be included in this Proxy Statement.

Compensation Committee

Scott R. Heldfond (Chairman)

Kent D. Price

H. Michael Laybourn

Compensation Committee Charter

The Compensation Committee has not adopted a formal written charter.

Compensation Consultants

The Company has not engaged any consultants to assist with the determination or recommendation of the amount of or form of executive or director compensation. However, in the future, the Company may from time to time engage consultants to review its compensation policies.

SUMMARY COMPENSATION TABLE

The following table sets forth the annual compensation of the executive officers and employees whose total compensation exceeded $100,000 during the fiscal year ended December 31, 2011.

To date, none of these executive officers have been issued any equity securities or stock options as compensation.

The Company’s Chairman, Dr. Vijay Mallya, served as the Company’s Chief Executive Officer until January 13, 2005. Mr. Yashpal Singh, the Company’s President, was appointed as Chief Executive Officer, effective as of January 14, 2005.

The following chart sets forth the compensation of the Company’s named executive officers (the Company’s Chief Executive Officer and Chief Financial Officer) for fiscal years 2010 and 2011:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)*	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Yashpal Singh	2011	264,400	26,500	-	-	-	-	19,500	310,400
President and Chief Executive Officer	2010	235,000	23,600	-	-	-	-	10,900	269,500

Mahadevan Narayanan	2011	157,500	15,900	-	-	-	-	22,200	195,500
Chief Financial Officer and Corporate Secretary	2010	140,000	14,100	-	-	-	-	19,900	174,000

* Other compensation includes use of a company vehicle, vacation reimbursement, health benefits for such executive officers and their respective immediate dependent family members, and, with respect to the Chief Executive Officer only, life insurance benefits.

Effective as of January 1, 2012, annual salary of Yashpal Singh was increased to $304,000 and that of Mahadevan Narayanan was increased to $181,100.

DIRECTORS’ COMPENSATION FOR THE YEAR 2011

Dr. Vijay Mallya, Chairman of the Board, is paid $120,000 per year by MBC for services rendered as Chairman, and £89,600 per year (approximately $143,700 in United States dollars at the average exchange rate for the year 2011) by the Company’s United Kingdom subsidiary, United Breweries International (“UBIUK”), for promoting our products in Europe outside the United Kingdom.

Effective as of January 1, 2010, under the terms of the Amended and Restated Directors’ Compensation Plan, each non-employee director of the Company received a fixed annual retainer of $12,000 as well as additional fees of $1,000 per meeting of the Board and $1,000 per committee meeting attended. In addition, the chairmen of the Compensation Committee and the Audit/Finance Committee each received $4,000 in fees for acting as chairmen of such committees. The fixed annual retainer, the meeting fees, and the chairmen fees, may be paid by MBC either in the form of cash or through the issuance of shares of MBC’s Common Stock, as determined in the sole discretion of the Board of Directors.

Effective as of January 1, 2010, in addition to the above fixed compensation, each non-employee director of MBC serving in office on January 1st of any applicable year was eligible to receive up to an additional 25,000 shares of MBC’s Common Stock based upon MBC’s performance and such director’s performance for the immediately preceding year and such other factors, as determined in the sole discretion of the Board, provided, however, that such share issuance would be at a price per share not less than the fair market value of MBC’s Common Stock on the date of grant (all in accordance with, and as defined in, the prior Directors’ Compensation Plan).

The following chart sets forth compensation of the Company’s directors for the 2011 fiscal year:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)	Option Awards ($)	Non Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)		(c)**	(d)	(e)	(f)	(g)	(h)
Dr. Vijay Mallya	263,700		-	-	-	-	-	263,700
Kent Price	23,000	*	13,100	-	-	-	-	36,100
Sury Rao Palamand	14,000	+	8,400	-	-	-	-	22,400
Jerome Merchant	17,000	#	8,400	-	-	-	-	25,400
Scott Heldfond	22,000	##	16,900	-	-	-	-	38,900
Michael Laybourn	15,000	^	6,500	-	-	-	-	21,500

*	Fee for attending two Board meetings and five committee meetings calculated at $1,000 per meeting, $12,000 fixed annual retainer and $4,000 for acting as Chairman of Audit Committee. $7,000 of such fee was paid in the first quarter of 2012.

+	Fee for attending two Board meetings calculated at $1,000 per meeting and $12,000 fixed annual retainer. $4,000 of such fee was paid in the first quarter of 2012.

#	Fee for attending two Board meetings and three committee meetings calculated at $1,000 per meeting and $12,000 fixed annual retainer. $4,000 of such fee was paid in the first quarter of 2012.

##	Fee for attending two Board meetings and four committee meetings calculated at $1,000 per meeting, $12,000 fixed annual retainer and $4,000 for acting as Chairman of Compensation Committee. $7,000 of such fee was paid in the first quarter of 2012.

^ **

Fee for attending two Board meetings and one committee meeting calculated at $1,000 per meeting and $12,000 fixed annual retainer. $5,000 of such fee was paid in the first quarter of 2012.

The stock grants listed in this column were earned by members of the Board for services provided in 2009 and issued on September 14, 2011.

Report of the Audit Committee

The following audit committee report is provided in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”). Pursuant to such rules and regulations, this report shall not be deemed to be (i) “soliciting materials,” (ii) “filed” with the SEC, (iii) subject to Regulation 14A or 14C, or (iv) subject to the liabilities of Section 18 of the Exchange Act.

The Board maintains an Audit/Finance Committee comprised of three (3) of the Company’s outside directors. The Board and the Audit/Finance Committee believe that the Audit/Finance Committee’s current member composition satisfies the NASDAQ rules governing audit committee composition, including the requirement that all audit committee members be “independent” directors. The audit committee has adopted a formal written charter which is attached as Appendix A hereto.

The Audit/Finance Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of accounting, auditing, and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit/Finance Committee has (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the independent auditors the material required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T and (iii) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence.

Based on the review and discussions referred to above, the Audit/Finance Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, for filing with the SEC.

Approved by the Members of the Audit Committee:

Kent D. Price (Chairman)

Jerome G. Merchant

Scott R. Heldfond

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information known to the Company regarding the beneficial ownership of our Common Stock and Series A Preferred Stock as of November 30, 2012, for each shareholder known by the Company to beneficially own 5% or more of the outstanding shares of the Company’s Common Stock or Series A Preferred Stock:

Security Ownership of Certain Beneficial Owners
Name and Address	Amount and Nature of Beneficial Ownership		Percent of Class(1)
COMMON STOCK

United Breweries of America, Inc. 1050, Bridge way, Sausalito, CA 94965	3,087,818	(2)	24.5%

Inversiones Mirabel S.A. Hong Kong Bank Building 6th Floor, Samuel Lewis Avenue P O Box 6-4298, El Dorado Panama City, Panama	5,500,000		43.6%

United Breweries (Holdings) Limited. 100/1, Richmond Road, Bangalore - 560 025, India	8,587,818	(3)	68.1%

Vijay Mallya United Breweries of America, Inc. 1050, Bridge way, Sausalito, CA 94965	8,587,818	(4)	68.1%

(1) Applicable percentages of ownership are based on 12,611,133 shares of Common Stock outstanding as of November 30, 2012.

(1) Applicable percentages of ownership are based on (i) 12,611,133 shares of Common Stock outstanding as of November 30, 2012 and (ii) 227,600 shares of Series A Preferred Stock outstanding as of November 30, 2012.

(2) Does not include 2,282,905 shares issuable to United Breweries of America, Inc. (“UBA”) upon conversion of certain convertible notes issued by MBC to UBA under a Master Line of Credit Agreement. United Breweries (Holdings) Limited (“UBHL”) is the ultimate beneficial owner of substantially all of the shares owned by UBA.

(3) Includes all shares held by the Company’s two largest shareholders, UBA and Inversiones Mirabel S.A. (“Inversiones”). UBHL is the beneficial owner of UBA and Inversiones as they are both controlled by Rigby International Corp., a company registered in the British Virgin Island, with primary offices at Vanterpool Plaza, 2nd Floor, Wickhams Cay I, Road Town, Tortola, British Virgin Island 2 and a mailing address c/o CAS SA, 12-14 Avenue, Riverdil, CH-1260, Lyon, Switzerland (“Rigby”). Rigby is a wholly-owned subsidiary of UBHL. Such amount does not include 2,282,905 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA under a Master Line of Credit Agreement.

(4) Includes all shares indirectly held by UBHL. Does not include 2,282,905 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA described in footnotes (2) and (3) above. Dr. Mallya disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein. Dr. Mallya owns approximately 5,285,000 shares, or 7.9% of all outstanding equity, of UBHL.

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s Common Stock and Series A Preferred Stock as of November 30, 2012, for each director and all directors and executive officers of the Company as a group. Except as otherwise noted, the Company believes that the beneficial owners of the Common Stock and Series A Preferred Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Security Ownership of Management
	Amount and Nature of Beneficial Ownership		Percent of Class (1)
COMMON STOCK
Vijay Mallya	8,587,818	(2)	68.1%
H. Michael Laybourn	492,221		3.9%
Kent D. Price	428,401		3.4%
Sury Rao Palamand (3)	332,110		2.6%
Jerome G. Merchant	290,530		2.3%
Yashpal Singh	—		—
Scott R. Heldfond	257,275		2.0%
Mahadevan Narayanan	—		—
All Directors and executive officers as a group (8 persons)	10,388,355		82.4%

SERIES A PREFERRED STOCK
H. Michael Laybourn	6,100		2.7%
All Directors and executive officers as a group (8 persons)	6,100		2.7%

(1) Applicable percentages of ownership are based on (i) 12,611,133 shares of Common Stock outstanding as of November 30, 2012 and (ii) 227,600 shares of Series A Preferred Stock outstanding as of November 30, 2012.

(2) Includes all shares indirectly held by UBHL. Does not include 2,282,905 shares issuable to UBA upon conversion of certain convertible notes issued by MBC to UBA described in footnote (2) of Table 1 above. Dr. Mallya disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(3) Shares are held by a revocable trust for the benefit of Mr. Palamand’s immediate family and lineal descendants. Mr. Palamand serves as the trustee of the trust.

Stock Option Grants

No stock options nor freestanding stock appreciation rights were held by, granted to, or exercised by any of the Company’s executive officers during the fiscal year ended December 31, 2011, and no such options nor stock appreciation rights have been granted to or exercised by any executive officer to date during the 2011 fiscal year.

Certain Relationships and Related Transactions

During fiscal year 2011, and through the date of this Proxy Statement, the Company is a participant in the following transactions pursuant to which (i) the amount involved exceeds $120,000 and (ii) a related person had or will have a direct or indirect material interest:

UBA Notes

On August 31, 1999, the Company and United Breweries of America, Inc. (“UBA”), a major shareholder of the Company, entered into a Master Line of Credit Agreement, which was subsequently amended on April 28, 2000, and February 12, 2001 (the “Credit Agreement”). The Company’s Chairman, Dr. Vijay Mallya, is also the Chairman of the board of directors of UBA. The terms of the Credit Agreement provide the Company with a line of credit in the principal amount of up to $1,600,000.

UBA has made thirteen (13) separate advances to the Company under the Credit Agreement, and one separate advance with a principal amount of $400,000 on terms substantially similar to those of the Credit Agreement, each pursuant to an eighteen-month promissory note, (collectively, the “UBA Notes”). Interest accrues on the UBA Notes at an interest rate equal to the lesser of (i) one and one-half percent (1.5%) per annum above the prime rate offered from time to time by Bank of America in San Francisco, California, or (ii) ten percent (10%). UBA executed an Extension of Term of Notes under Master Line of Credit Agreement (the “Extension Agreement”). The Extension Agreement confirms UBA’s extension of the terms of the UBA Notes for a period ending on June 30, 2012 with automatic renewals after such maturity date for successive one year terms, provided that either the Company or UBA may elect not to extend a term upon written notice given to the other party no more than 60 days and no fewer than 30 days prior to the expiration of such term. Neither the Company nor UBA issued a notice of an election not to extend the term of the UBA Notes prior to June 2012 and hence the maturity dates of the notes have been automatically extended until June 30, 2013.

On September 14, 2011, the Board approved the issuance (the “Issuance”) of shares of unregistered Common Stock to certain of the Company’s non-employee directors as compensation. The Issuance triggered an adjustment in the conversion rate of the convertible promissory note dated March 2, 2005 (the “Note”) issued by us to UBA. Prior to the Issuance, the principal and interest owed pursuant to the Note would have converted into shares of Common Stock at a per share price of $1.50. After the Issuance, the principal and interest outstanding under the Note will convert at a per share price of approximately $1.44.

As of November 30, 2012, the aggregate outstanding principal amount of the UBA Notes is $1,915,400, and the accrued but unpaid interest thereon is equal to approximately $1,483,800. As of November 30, 2012, the outstanding principal and interest on the UBA Notes was convertible into 2,282,905 shares of Common Stock. As of November 30, 2012, UBA beneficially owns approximately 24.5% of the Company’s outstanding Common Stock (excluding any shares issuable upon the conversion of the UBA Notes). During fiscal year 2011, the largest aggregate amount of principal outstanding equaled $1,915,400. No principal or interest payments were made during fiscal year 2011.

License Agreements

UBIUK and KBEL hold the exclusive brewing and distribution rights for Kingfisher Premium Lager in the United Kingdom, Ireland, continental Europe and Canada through a licensing agreement with United Breweries Limited, an Indian corporation (“UB Limited”). Under its terms, this licensing agreement is currently scheduled to expire in October 2013, although as previously reported by the Company, the Company received a letter from UB Limited stating the UB Limited shall extend the term of the license granted pursuant to this licensing agreement for an additional period of five years, commencing on October 9, 2013 on terms to be mutually agreed to by the parties and subject to certain conditions.

In July 2001, the Company entered into a Trademark and Trade Name License Agreement with Kingfisher America, Inc., a Delaware corporation affiliated with UB Limited, pursuant to which the Company obtained a royalty-free, exclusive license to use the Kingfisher trademark and trade name in connection with the brewing and distribution of beer in the United States. Under its terms, this agreement will remain in effect for so long as the Distribution Agreement (described below) between the Company’s wholly-owned subsidiary United Breweries International U.K. Limited (“UBI”) and UBI’s wholly-owned subsidiary Kingfisher Beer Europe Limited (“KBEL”), which was formerly known as UBSN Limited, remains in effect. Currently, the Distribution Agreement is scheduled to expire in October 2013.

As the Company’s Chairman of the Board, Dr. Vijay Mallya, is also the chairman of the board of UB Limited and certain of its affiliates, the transactions represented by these license agreements may be deemed to be related party transactions.

Shepherd Neame, Ltd.

As described more fully below, the Company’s principal European subsidiary, KBEL, is a party to a Brewing Agreement and a Loan Agreement with Shepherd Neame which may have been deemed transactions with related person as of the respective dates such agreements were entered into. Mr. R.H.B. Neame (Shepherd Neame’s Chairman of the Board) was also a director of the Company until 2004, and Mr. David Townshend (a senior Shepherd Neame employee) was serving as the President of KBEL (pursuant to an agreement between KBEL and Shepherd Neame) and was also a director of the Company until 2004.

Brewing Agreement

On October 9, 1998, UBI and KBEL entered into a Brewing Agreement with Shepherd Neame, and on October 24, 2001, this agreement was amended by a Supplemental Agreement (together, the “Brewing Agreement”).

The Brewing Agreement, which was entered into (and amended) in conjunction with the Loan Agreement described immediately below, grants to Shepherd Neame the exclusive right to brew, keg, bottle, can, label, and package all beers and related products sold under the Kingfisher trademark in the United Kingdom, and to distribute such products in continental Europe. UBI and KBEL further agreed that they would require any other distributor of such products (subject to applicable laws and regulations) to obtain such products directly from a company related to UBI or its subsidiaries and to refrain from seeking customers, or establishing a distribution network for such products, in the United Kingdom. In exchange, Shepherd Neame agreed to brew and/or supply Kingfisher Premium Lager and related products to KBEL for destinations within (and, with the consent of Shepherd Neame, outside) the United Kingdom. The price KBEL pays to Shepherd Neame for brewing Kingfisher Premium Lager for distribution in the United Kingdom is set by a formula which varies according to the applicable duty on Kingfisher Premium Lager and other factors. For the fiscal year ended December 31, 2011, KBEL’s purchases from Shepherd Neame equaled approximately $17,310,000 at the average exchange rate in effect during 2011.

Loan Agreement

Concurrently with the Brewing Agreement described above, KBEL and Shepherd Neame entered into a Loan Agreement (the “Loan Agreement”), under which on or about October 24, 2001, Shepherd Neame advanced to KBEL £600,000 (the full amount available under such Loan Agreement), at a fixed annual interest rate of 5%, for general corporate purposes. This loan is payable in ten annual installments of £60,000 each, commencing on June 30, 2003 and continuing on each anniversary thereof until the loan is fully repaid. Any remaining balance of principal or interest will become due and payable (and the Loan Agreement will terminate) on June 30, 2013. If KBEL were to terminate or default under the Brewing Agreement, or if either of the license agreements that UBI and KBEL have entered into with Kingfisher America Inc. relating to the Kingfisher trademark and trade name are terminated (except in accordance with their terms or in connection with the parties’ entry into an equivalent brewing agreement), it would result in an event of default under the Loan Agreement and Shepherd Neame would have the right to cancel the Loan Agreement and accelerate all sums due thereunder and in addition terminate the Brewing Agreement. The aggregate amount of principal paid during fiscal year 2011 was $96,300 at the average exchange rate in effect during 2011. The largest amount of principal outstanding during 2011 was $182,200 and the amount of interest paid in 2011 was $7,200. This loan was repaid in full as of June 30, 2012.

Distribution Agreement

UBIUK entered into a Distribution Agreement with its wholly-owned subsidiary KBEL on October 9, 1998. Under this agreement, which was subsequently amended by a Supplemental Agreement dated as of October 24, 2001 (together, the “Distribution Agreement”), UBIUK granted KBEL (i) an exclusive sublicense for the distribution of all lager and other beer products brewed or prepared for sale in the United Kingdom and continental Europe, and (ii) a sublicense to use the Kingfisher trademark and trade name, to manufacture, package, market, distribute, and sell beer and other products using the Kingfisher trademark and logo, and to enter into a Brewing License Agreement described below. The Distribution Agreement, which also requires KBEL to pay UBI a royalty fee of 50 British pence (approximately $0.80 at the average exchange rates in effect during fiscal year 2011) for every 100 liters (26 gallons) of beer brewed for sale in continental Europe, will expire in October 2013. The total royalties due to UBI for the fiscal year ended December 31, 2011 equaled approximately $67,500.

Market Development Agreement

Effective October 26, 2001, the Company and KBEL entered into a Market Development, General and Administrative Services Agreement (the “Market Development Agreement”), under the terms of which KBEL engaged the Company to perform a variety of advertising, promotional, and other market development activities in the United States in connection with Kingfisher beer and related consumer products (the “Products”), to provide certain legal and business management support services to KBEL, and to provide assistance with the establishment and management of distribution channels for the Products in the United States. In consideration for the services rendered pursuant to this agreement, KBEL agreed to pay service fees to the Company totaling $1,500,000 in the aggregate for the period 2001 through 2003. Such payments have been made in full and no additional payments are anticipated to be made in the future.

Brewing License Agreement

Concurrently with the Market Development Agreement described above, the Company entered into a Brewing License Agreement with KBEL, pursuant to which KBEL granted the Company an exclusive license to brew and distribute Kingfisher Premium Lager in the United States, in exchange for a royalty, payable to KBEL, of eighty cents ($0.80) per case of Kingfisher Premium Lager brewed by the Company under this agreement. The amount of royalty dues to KBEL was approximately $124,700 during the fiscal year ended December 31, 2011.

Policies of the Company

Although there is no formal written policy in place regarding the approval of related party transactions, historically, the Board, including the independent members of the Board, has reviewed and approved or ratified the Company’s related party transactions.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires each of the Company’s directors and executive officers, and each person who or which is a beneficial owner of more than 10% of the Company’s Common Stock, to file reports with the SEC of each such person’s ownership of equity securities of the Company and changes in such person’s ownership. These persons are required by SEC regulations to furnish the Company with copies of all such forms they file.

Based solely on a review of written statements of the Company’s insiders and Forms 3, 4, and 5 furnished to the Company, except as herein or previously disclosed, no transactions were reported on an untimely basis. As a result of the extensions of the maturity dates of the UBA Notes, the amount of interest due to UBA by the Company continues to increase, resulting in an increase in the number of shares of Common Stock issuable upon conversion of the UBA Notes. This potential increase may be reportable on Form 4. To date, neither UBA nor its beneficial owners, which may include its chairman, Dr. Mallya, have filed Form 4s reflecting this potential increase.

VOTE REQUIRED FOR THE ELECTION OF DIRECTORS

The affirmative vote of the holders of a plurality of the shares of Common Stock present and voting at the Annual Meeting is required to elect each of the nominees for director. Each share of Common Stock which is represented, in person or by proxy, at the Annual Meeting will be accorded one vote on each nominee for director, unless one or more shareholders express an intention to exercise their right to cumulative voting, in which case all shares will be accorded cumulative voting rights. For purposes of this vote, abstentions and broker non-votes will in effect not be counted. Please see “GENERAL INFORMATION — Voting Securities of the Company – Cumulative Voting,” above, for a brief description of the voting procedures in the event that cumulative voting is requested at the Annual Meeting in connection with the election of directors.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED ABOVE.

PROPOSAL NO. 2: APPROVAL OF THE AMENDED AND RESTATED DIRECTORS’
COMPENSATION PLAN, WHICH MODIFIES THE AMOUNTS OF COMPENSATION AWARDED TO
THE NON-EMPLOYEE DIRECTORS FOR THEIR SERVICE ON THE BOARD OF DIRECTORS

Amended and Restated Directors’ Compensation Plan

Effective as of January 1, 2012, the Board adopted an Amended and Restated Directors Compensation Plan (as amended, the “Amended and Restated Directors’ Compensation Plan”) attached to this proxy statement as Appendix B with respect to the compensation of non-employee members of the Board for their services as directors. Under the terms of the Amended and Restated Directors’ Compensation Plan, each non-employee director would receive a fixed annual retainer of $15,000 as well as additional fees of $1,250 per meeting of the Board and $1,250 per committee meeting attended. In addition, the chairmen of the Compensation Committee and the Audit/Finance Committee would each receive $4,500 in fees for acting as chairmen of such committees. The fixed annual retainer, the meeting fees, and the chairmen fees, are paid by the Company in cash. The Amended and Restated Directors’ Compensation Plan does not include provisions for equity grants.

In addition, each non-employee director on January 1 of each calendar year during the five year period commencing January 1, 2012 and ending December 31, 2016 shall receive an additional amount of $2,000 per year.

There are currently five (5) directors who qualify as non-employee members of the Board and are thus eligible to receive shares of Company common stock as compensation for their services on the Board.

Prior to January 1, 2012, the terms of the prior Directors’ Compensation Plan provided that each non-employee director would receive a fixed annual retainer of $12,000 as well as additional fees of $1,000 per meeting of the Board and $1,000 per committee meeting attended. In addition, the chairmen of the Compensation Committee and the Audit/Finance Committee would each receive $4,000 in fees for acting as chairmen of such committees. The fixed annual retainer, the meeting fees, and the chairmen fees, could be paid by the Company either in the form of cash or through the issuance of shares of the Company’s common stock, as determined in the sole discretion of the Board.

Prior to January 1, 2012, pursuant to the terms of the prior Director’s Compensation Plan, in addition to the above fixed compensation, each non-employee director of the Company serving in office on January 1st of any applicable year was eligible to receive up to an additional 25,000 shares of the Company’s Common Stock based upon the Company’s performance and such director’s performance for the immediately preceding year and such other factors, as determined in the sole discretion of the Board, provided, however, that such share issuance would be at a price per share not less than the fair market value of the Company’s common stock on the date of grant. The Company did not issue any shares pursuant the prior Directors’ Compensation Plan.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE ’“FOR” APPROVAL OF THE AMENDED AND RESTATED DIRECTORS’ COMPENSATION PLAN TO MODIFY THE AMOUNTS OF COMPENSATION AWARDED TO THE NON-EMPLOYEE DIRECTORS FOR THEIR SERVICE ON THE BOARD OF DIRECTORS.

PROPOSAL NO. 3 — ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Under regulations adopted by the SEC, shareholders are permitted to provide an advisory vote regarding the compensation of our named executive officers. This advisory vote, while not binding on the Board or Compensation Committee, provides a means by which shareholders may confirm and approve the overall compensation package of the named executive officers. The vote is to approve or disapprove the overall compensation package of the named executive officers, and does not provide for a vote on any one specific element of the compensation package or on the compensation received by any one person.

Your vote on this Proposal No. 3 is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee value input from stockholders and will consider the outcome of the vote when making future executive compensation decisions.

The compensation of the Company’s named executive officers is disclosed in the Compensation Discussion and Analysis section of this Proxy Statement, and the related disclosures contained in this Proxy Statement. The Company has structured its executive compensation packages to provide incentives for its current executive officers to relocate to the United States from India and to provide competitive compensation to retain experienced executive talent. Accordingly, we are asking shareholders to approve the following advisory resolution:

“Our Board recommends that our shareholders approve, on an advisory basis, the compensation of our named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in this Proxy Statement for our Annual Meeting of Shareholders.”

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4 — ADVISORY VOTE ON THE FREQUENCY OF SHAREHOLDER VOTES ON
NAMED EXECUTIVE OFFICER COMPENSATION

Shareholders also have the opportunity to advise the Board, in a non-binding vote, as to whether we should conduct an advisory (non-binding) vote on named executive officer compensation (that is, votes similar to Proposal No. 3 above) every one, two or three years. In considering your vote, you may wish to review the information presented in connection with Proposal No. 3 above, explanation of our compensation philosophy and policies regarding the named executive officers presented in “Compensation Discussion and Analysis” section of this Proxy Statement and the related compensation tables.

The Board reviews the compensation of named executives at infrequent intervals based on several facts including the financial condition of the Company. The Board recommends that shareholders vote to hold future advisory votes on named executive officer compensation every three years.

Shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove the Board’s recommendation. Your vote on this Proposal No. 4 is advisory, and therefore not binding on the Company, the Board or the Compensation Committee. The vote will not be construed to create or imply any change to the fiduciary duties of the Company or the Board, or to create or imply any additional fiduciary duties for the Company or the Board. However, the Board and the Compensation Committee will take into account the outcome of the vote when making future decisions about how often we conduct an advisory shareholder vote on our named executive officer compensation.

THE COMPANY’S BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF “THREE YEARS” WITH RESPECT TO THE FREQUENCY TO CONDUCT FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

Shareholder Communications with the Board of Directors

Shareholders wishing to communicate with the Board, the non-management directors, or with any individual director concerning the Company may write to the Board or to the applicable director or directors. Such communications should be addressed as follows: Mahadevan Narayanan, Corporate Secretary, Mendocino Brewing Company, Inc., 1601 Airport Road, Ukiah, CA 95482. The envelope should indicate that the enclosed correspondence contains a shareholder communication. All such communications relating to the Company will be forwarded to the entire Board, or to the director or directors to whom they are addressed, as applicable.

Shareholder Proposals to be Presented at the Next Annual Meeting

Any proposal which a shareholder wishes to have presented at the next annual meeting and included in the Company’s proxy statement and form of proxy relating to such meeting must be received at the main office of the Company no later than August 26, 2013, which is 120 calendar days prior to the first anniversary of the date on which this Proxy Statement first became available to shareholders. However, if the date of the Company’s 2013 Annual Meeting of Shareholders has been changed by more than 30 days from January 24 (the date of this year’s Annual Meeting), then for any proposal notice by a shareholder with respect to next year’s Annual Meeting to be timely, it must be received by the Company a reasonable time before the Company begins to print and send its proxy materials. If a shareholder proposal for consideration at the 2013 Annual Meeting is in compliance with all of the requirements of Rule 14a-8 promulgated under the Exchange Act, it will be included in the proxy statement for that meeting, and set forth on the form of proxy issued for the 2013 Annual Meeting of Shareholders.

In addition, under the Company’s Bylaws, any shareholder intending to nominate a candidate for election to the Board or to propose any business at our next Annual Meeting of Shareholders, other than precatory (non-binding) proposals presented under Rule 14a-8, must give notice to the Company’s Corporate Secretary at the address specified below no later than ten (10) days prior to the date of that Annual Meeting of Shareholders. The notice must include information specified in the Company’s Bylaws, including information concerning the shareholders, nominee or proposal, as the case may be, and must be in the form and format described in our Bylaws. The Company will not entertain any proposals or nominations at any Annual Meeting of Shareholders that do not meet the requirements set forth in the Company’s Bylaws.

Notice of such proposals should be addressed to:

Mahadevan Narayanan
Corporate Secretary
Mendocino Brewing Company, Inc.
1601 Airport Road
Ukiah, California 95482

It is urged that any shareholder proposals be sent by certified mail, return receipt requested.

Availability of Annual Report on Form 10-K

Included with this Proxy Statement, and partially incorporated herein, is a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (without exhibits). THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER, UPON WRITTEN REQUEST AND WITHOUT CHARGE, AN ADDITIONAL COPY OF THIS REPORT (also without exhibits). Such written requests should be made to the Company at Mendocino Brewing Company, Inc., Attn: Sarah T. McDaniel, Manager, Shareholder Relations, 1601 Airport Road, Ukiah, CA 95482, Telephone: (800) 733-3871.

Other Matters to be Considered at the Annual Meeting

The Board of Directors does not presently intend to present matters other than the foregoing for action by the shareholders at the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified herein. As to any business that may properly come before the Annual Meeting, however, it is intended that proxies, in the form accompanying this Proxy Statement, will be voted in accordance with the judgment of the persons voting such proxies.

Shareholders Sharing the Same Last Name and Address

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding the Company’s Common Stock but who share the same address, the Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of the Company’s proxy materials that are delivered until such time as one or more of these shareholders notifies the Company that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of the Company’s proxy materials mailed to you, please submit a written request to the Company at Mendocino Brewing Company, Inc., Attn: Sarah T. McDaniel, Manager, Shareholder Relations, 1601 Airport Road, Ukiah, CA 95482, or by telephone at (800) 733-3871, and the Company will promptly send you separate copies. You can also contact the Company’s Corporate Secretary at the address or phone number specified above if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

Attached Documents

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (not including the exhibits thereto) accompanies this Proxy Statement.

APPENDIX A

MENDOCINO BREWING COMPANY, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Mendocino Brewing Company, Inc. (the “Company”) is to assist the Board in fulfilling its statutory and fiduciary oversight responsibilities relating to the Company’s financial accounting, reporting and controls. The Committee’s principal functions are to:

● monitor the periodic reviews of the adequacy of the accounting and financial reporting process and systems of internal control that are conducted by the Company’s independent auditors and the Company’s financial and senior management;

● review and evaluate the independence and performance of the Company’s independent auditors; and

● facilitate communication among the Company’s independent auditors, the Company’s financial and senior management, and the Board.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of the management and the Company’s independent auditors. Nor is the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and its independent auditors or to assure compliance with laws and regulations and the Company’s policies and procedures.

II.	Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

As of the date this charter is adopted, the Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. Each member of the Committee shall be “independent” as defined by the rules of The Nasdaq Stock Market, as they may be amended from time to time (the “Rules”), except as otherwise permitted by such Rules. Each member of the Committee shall have the ability to read and understand fundamental financial statements (or become able to do so within a reasonable time after joining the Committee) and at least one member shall have prior experience in accounting, financial management or financial oversight, as required by the Rules.

III.	Meetings

Meetings of the Committee shall be held from time to time as determined by the members of the Committee. The Committee should periodically meet with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee. The Committee members, or the Chairman of the Committee on behalf of all of the Committee members, should communicate with management and the independent auditors on a quarterly basis in connection with their review of the Company’s financial statements.

IV.	Responsibilities and duties

The following shall be the principal recurring process of the Committee in carrying out its oversight responsibilities. These processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1. Review the Company’s quarterly and annual financial statements, including any report or opinion by the independent auditors, prior to distribution to the public or filing with the Securities and Exchange Commission.

2. In connection with the Committee’s review of the financial statements:

● Discuss with the independent auditors and management the financial statements and the results of the independent auditors’ audit of the financial statements.

● Discuss any items required to be communicated by the independent auditors in accordance with SAS 61, as amended. These discussions should include the independent auditors’ judgment about the quality and appropriateness of the Company’s accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the Company’s financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. In connection with the Committee’s review of the quarterly financial statements:

● Discuss with the independent auditors and management the results of the independent auditors’ SAS 71 review of the quarterly financial statements.

● Discuss significant issues, events and transactions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditors, including any significant disagreements among management and the independent auditors.

4. Discuss any comments or recommendations of the independent auditors outlined in their annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

5. Discuss with the independent auditors and management their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the Audit Committee by each group.

6. Periodically consult with the independent auditors out of the presence of management about internal controls, the fullness and accuracy of the Company’s financial statements and any other matters that the Committee or these groups believe should be discussed privately with the Committee.

7. Review the independence and performance of the independent auditors. Recommend to the Board the appointment or discharge of the independent auditors.

8. Communicate with the Company’s independent auditors about the Company’s expectations regarding its relationship with the auditors, including the following; (i) the independent auditors’ ultimate accountability to the Board and the Committee, as representatives of the Company’s stockholders; and (ii) the ultimate authority and responsibility of the Board and the Committee to select, evaluate and, where appropriate, replace the independent auditors.

9. Review and approve processes and procedures to ensure the continuing independence of the Company’s independent auditors. These processes shall include obtaining and reviewing, on an annual basis, a letter from the independent auditors describing all relationships between the independent auditors and the Company required to be disclosed by Independence Standards Board Standard No. 1, reviewing the nature and scope of such relationships and discontinuing any relationships that the Committee believes could compromise the independence of the auditors.

10. Review the independent auditor’s audit plan.

11. Approve the fees and other significant compensation to be paid to the independent auditors.

12. Periodically review the status of any legal matters that could have a significant impact on the Company’s financial statements.

13. Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required to by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

14. Maintain minutes and periodically report to the Board on significant matters related to the Committee’s responsibilities.

15. Review and reassess the adequacy of the Committee’s charter at least annually.

16. Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws, and governing laws, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

Amended and Restated Directors’ Compensation Plan

Eligibility. All Non-Employee Directors of the Company on January 1 of any calendar year commencing on or after January 1, 2002 shall be entitled to receive compensation under the Directors’ Compensation Plan (the “Plan”) as compensation for their service on the Board and attendance at meetings of the Board and Committees of the Board during the preceding calendar year. As used herein, the term “Non-Employee Director” shall have the meaning given in Rule 16b-3 under the Securities and Exchange Act of 1934.

Sole Form of Compensation. No Director shall receive any compensation for his or her service on the Board or on any Board Committee other than that which may be granted hereunder; provided, that nothing herein shall be deemed to negate, invalidate, or supersede any separate written agreement between the Company and any individual Director.

Administration of the Plan. The Plan shall be administered by the Compensation Committee.

Compensation Under the Plan.

Non-Employee Directors on January 1 of any year commencing on or after January 1, 2012 shall be compensated in cash, as follows (the “Fixed Compensation”):

Fixed Compensation	Amount
Fixed Annual Retainer	$15,000
Chairman of Audit and Finance Committee	$4,500
Chairman of Compensation Committee	$4,500
Attendance at Board Meeting	$1,250
Attendance at Committee Meeting	$1,250

In addition to the Fixed Compensation, each Non-Employee Director on January 1 of each calendar year during the five year period commencing January 1, 2012 and ending December 31, 2016 shall receive an addition $2,000 per year.

----x---

ANNUAL MEETING OF SHAREHOLDERS OF

MENDOCINO BREWING COMPANY, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

MENDOCINO BREWING COMPANY, INC.

The undersigned holder of shares of Common Stock of MENDOCINO BREWING COMPANY, INC., a California corporation (the“Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement and appoints Dr. Vijay Mallya, Jerome Merchant, and Yashpal Singh, and each of them, as proxy of the undersigned with power of substitution and revocation, to represent the undersigned at the Annual Meeting of the Shareholders of the Company, to be held at 3:00 p.m. Pacific Time, on Thursday, January 24, 2013, at the Company’s Ale House located at Park Falls Plaza, Suite A3, 1252 Airport Park Boulevard, Ukiah, California 95482, or at any adjournment or postponement thereof, and to vote all shares of Common Stock held of record on November 30, 2012 by the undersigned.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED IN PROPOSAL NO. 1 AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT, FOR THE APPROVAL OF THE AMENDED AND RESTATED DIRECTORS’ COMPENSATION PLAN (PROPOSAL NO. 2), FOR THE APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THE PROXY STATEMENT (PROPOSAL NO. 3) AND FOR A FREQUENCY OF THREE YEARS FOR FUTURE NON-BINDING SHAREHOLDER ADVISORY VOTES ON EXECUTIVE OFFICER COMPENSATION (PROPOSAL NO. 4). IN THEIR DISCRETION, THE PROXY HOLDERS ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

If no boxes are marked, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued, and to be marked, dated and signed, on the other side)

 ▲   PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.  ▲

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders to be held January 24, 2013.

The Company’s Proxy Statement dated December 19, 2012 and Annual Report for the fiscal year ended December 31, 2011 are available electronically at:

http://viewproxy.com/mendobrew/2012/ProxyStatement2012-10KReport2011.pdf

Please mark your votes like this ☒

1.	ELECTION OF DIRECTORS
	To elect the following directors of the Company, each to hold office until the next Annual Meeting of Shareholders or until his successor has been duly elected and qualified or until his earlier resignation or removal:	2.	To approve the Amended and Restated Director’s Compensation Plan for non-employee members of the Company’s Board of Directors which modifies the amount of fixed annual retainers and discretionary annual bonuses for such non-employee directors.
		FOR	AGAINST	ABSTAIN		☐ FOR ☐ AGAINST ☐ ABSTAIN
01 02	Scott R. Heldfond H. Michael Laybourn	☐ ☐	☐ ☐	☐ ☐	3.	To conduct an advisory vote on named executive officer compensation.
03	Dr. Vijay Mallya	☐	☐	☐		☐ FOR ☐ AGAINST ☐ ABSTAIN
04 05 06	Jerome G. Merchant Sury Rao Palamand Kent D. Price	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	4.	To conduct an advisory vote on the frequency of holding future share-holder advisory votes on named executive officer compensation.
07	Yashpal Singh	☐	☐	☐		☐ 1 YEAR ☐ 2 YEARS ☐ 3 YEARS ☐ ABSTAIN
					5.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)

Please sign exactly as name appears on this proxy. When shares are held jointly, each holder shall sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a signer is a corporation, please sign full corporate name, by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Date:

Signature

Signature (if held jointly)

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CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET	TELEPHONE	MAIL
Vote Your Proxy on the Internet: Go to www.cesvote.com	Vote Your Proxy by Phone: Call 1 (888) 693-8683	Vote Your Proxy by Mail:
Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.